EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-56422, 33-80523, 33-85762, 33-93602 and
333-11685) of Electronics for Imaging, Inc. of our report dated January 20, 1999 appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedule, which also appears in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP



San Jose, California
March 12, 1999

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